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                                                                    Exhibit 99.2

        Written Statement of Executive Vice President, Finance and Chief
                Financial Officer Pursuant to Section 906 of the
               Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Executive Vice President, Finance and Chief Financial Officer of the Mohegan Tribal Gaming Authority (the "Authority"), hereby certifies that, to his knowledge, on the date hereof:

     (a) the Quarterly Report on Form 10-Q/A of the Authority for the Quarter Ended December 31, 2000 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

                                           /s/ Jeffrey E. Hartmann
                                           -----------------------------------
                                           Jeffrey E. Hartmann
                                           Executive Vice President, Finance and
                                           Chief Financial Officer
                                           November 12, 2002

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